Exhibit 16.1

March 31, 2011

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read Altegris QIM Futures Fund, L.P.'s statements included under Item 4.01 of its Form 8-K filed on March 31, 2011 and we agree with such statements concerning our firm.

Spicer Jeffries LLP

/s/ Spicer Jeffries LLP